FGX International Completes Debt Refinancing

      SMITHFIELD, R.I., Dec. 19 /PRNewswire-FirstCall/ -- FGX International (Nasdaq: FGXI), a leading designer and marketer of non-prescription reading glasses, sunglasses and costume jewelry, today announced the successful completion of a refinancing of its existing bank credit facility, resulting in a reduction in interest rates going forward and increased borrowing capacity. (Logo: http://www.newscom.com/cgi-bin/prnh/20071025/NETH104LOGO )

      The Company entered into a new $175 million credit facility consisting of a $100 million five year term loan and a $75 million revolving credit facility, both initially priced at LIBOR plus 1.75%. Proceeds from this new facility, combined with $97.2 million in net proceeds from the Company's initial public stock offering completed October 24, 2007, were used to repay approximately $218.2 million in higher interest rate indebtedness. The new credit facility is secured by substantially all the Company's assets. The Company currently has an outstanding loan balance under the new credit facility of $120 million.

      The Company is expected to realize interest savings of approximately $13 million in 2008 compared with 2007 as a result of the debt repayments from the IPO proceeds and refinancing of the Company's remaining debt at lower rates. These savings were outlined in the Company's December 6, 2007 earnings guidance.

      In the fourth quarter of 2007, the Company will record a pre-tax charge on the early extinguishment of debt of $2.8 million, or $0.09 per diluted share, related to both the December 2007 refinancing and the pay-down of debt in October 2007 with proceeds from the IPO.

      "The combined effect of repaying a portion of the Company's debt with the proceeds from its IPO, and refinancing of the remaining debt at lower rates and increased borrowing capacity, gives the Company greater financial flexibility to support its growth initiatives. We will continue our strategy of investing in our Foster Grant(R) and Magnivision(R) brands and pursuing other strategic opportunities for growth," stated Alec Taylor, Chief Executive Officer of FGX International.

      The Company's new credit facility is led by SunTrust Robinson Humphrey, Inc. Branch Banking and Trust Company is syndication agent on the credit agreement. TD Banknorth N.A. is documentation agent.

      About FGX International

      FGX International Holdings Limited (Nasdaq: FGXI) is a leading designer and marketer of non-prescription reading glasses, sunglasses and costume jewelry with a portfolio of established, highly recognized eyewear brands including Foster Grant(R), Magnivision(R), Anarchy(R), Angel(R), and Gargoyles(R).

      Forward-Looking Statements

      Statements in this press release that are not statements of historical fact or that express our confidence, expectations, objectives, intentions, plans, or strategies or otherwise anticipate the future, including, without limitation, statements regarding the anticipated interest expense savings from the refinancing and those regarding our future prospects, revenues, costs, results of operations and profitability contained in this press release, are forward-looking statements. These forward-looking statements are not guarantees of future performance, and they are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements, including, without limitation, our ability to realize the anticipated savings from the refinancing. These and other risks and uncertainties that could cause our actual results to differ from those contemplated by any forward-looking statement are discussed in more detail under "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form S-1 filed with the Securities and Exchange Commission, as well as similar disclosures in our Form 10-Q for the quarter ended September 29, 2007. Forward-looking statements contained in this press release speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact Information:
Investor Relations:                          FGX International:
Laura Kiernan                                Anthony Di Paola
ICR Inc.                                     Chief Financial Officer
203-682-8329                                 401-719-2253


CONTACT:
Anthony Di Paola,
Chief Financial Officer of FGX International
+1-401-719-2253,

or Investors:
Laura Kiernan of ICR Inc.,
+1-203-682-8329 /